Registration No. 33-92614


                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549


                    POST-EFFECTIVE AMENDMENT NO. 1
                                  to
                               FORM S-8

                        REGISTRATION STATEMENT
                                Under

                      THE SECURITIES ACT OF 1933


                        U.S. INDUSTRIES, INC.
          (Exact name of issuer as specified in its charter)



     Delaware                                22-3369326
(State of other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)


101 Wood Avenue South  Iselin, New Jersey         08830
(Address of Principal Executive Offices)     (Zip Code)

                              HURON INC.
                 RETIREMENT SAVINGS & INVESTMENT PLAN
                       (Full title of the plan)


                          GEORGE H. MACLEAN
              Senior Vice President and General Counsel
                        U.S. Industries, Inc.
           101 Wood Avenue South  Iselin, New Jersey  08830
               (Name and address of agent for service)


                            (732) 767-0700
(Telephone number, including area code, of agent for service)








                               PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS


Report of Termination of Offering


     The public offering of Securities registered pursuant to this Registration Statement has been terminated.

     Securities registered pursuant to this Registration Statement which remain unsold are hereby removed from registration.


                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the Agent for Service of Process in the exercise of powers deemed to be conferred upon him under Rule 478 by all persons signing the Registration Statement.


Date: October 27, 1998



                             By: /s/ George H. MacLean
                                  George H. MacLean
                                  Agent for Service of Process